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                                                                    EXHIBIT 23.2

                             TAX ADVISORS' CONSENT

Board of Directors
Salem Trust Bank

Board of Directors
CCB Financial Corporation

     We consent to the inclusion of our tax opinion dated September 16, 1996, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the headings
"SUMMARY -- Certain Income Tax Consequences" and "THE MERGER -- Certain Income Tax Consequences" in the Prospectus/Proxy Statement.

                                         /s/        KPMG PEAT MARWICK LLP

                                                  KPMG PEAT MARWICK LLP

Raleigh, North Carolina
September 16, 1996